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                                                                    Exhibit 10.3

                              SECURITY AGREEMENT
                              ------------------

     AGREEMENT, made this 30th day of September, 1994 by and between Medi-Ject Corporation of Plymouth, Minnesota (hereinafter referred to as "Debtor") and Kelsey Lake Limited Partnership and Kerry Lake Company, a Limited Partnership (hereinafter referred to as "Noteholders").

     WITNESSETH;

     WHEREAS, Debtor has delivered to Noteholders its promissory notes dated September 30, 1994 in the principal amount totaling $344,845.00 as of the date hereof (the "Promissory Notes") in consideration for the cancellation of certain notes and the payment of forty thousand five hundred and thirty one dollars and ten cents ($40,531.10) in accrued interest due on such notes.

     WHEREAS, Noteholders have required that Debtor grant, and Debtor is willing to grant to Noteholders, a security interest in certain assets of the Debtor as described in Exhibit A attached to this agreement, as security for the payment by Debtor of its obligations under the Promissory Notes.

     NOW THEREFORE, in consideration of the premises and the mutual covenants set forth below and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and Noteholders hereby agree as follows:

     1.   Grant of Security Interest.
          --------------------------

     1.1 As security for the payment of any amount at any time due, whether or not by acceleration, to Noteholders from Debtor pursuant to the Promissory Note, Debtor hereby grants a security interest to Noteholders in the assets of the Debtor described in Exhibit A to this agreement.

     1.2 Immediately upon execution of this agreement, Debtor will deliver to Noteholders a properly executed UCC statement covering the Collateral (the "Collateral").

     2.0  Transfer or Assignment.
          ----------------------

     Except as provided or specifically permitted herein, Debtor shall not pledge, sell, assign, transfer or otherwise dispose of any item of Collateral other than in the ordinary course of business without the written consent of Noteholders.

     3.0  Event of Default.
          ----------------

     An "Event of Default" shall occur in the event Debtor fails to make timely payment of all amounts due under the Promissory Note as they become due.

   Upon occurrence of an Event of Default, the Noteholders may, during the continuance of such Event of Default, provide notice of the default to Debtor and if such default is not cured within thirty (30) days of Debtor's receipt of such notice, Noteholders shall have the option to declare this agreement in default and thereupon
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   Noteholders will be authorized to exercise and shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of Minnesota and any other applicable laws and the rights and remedies provided in this agreement.

   4.0  Release of Collateral.
        ---------------------

   The security interest created by this Security Agreement shall terminate immediately upon payment in full of the Promissory Note. Upon such termination, Noteholders shall execute and deliver to Debtor such termination statements and other instruments of release as Debtor may reasonably require.

   5.0  Waiver.
        ------

   This Agreement cannot be waived, modified, amended or terminated except by a writing duly executed by the Noteholders. A waiver shall be effective only in the specific instance and for the specific purpose given.

   6.0  Cooperation.
        -----------

   At the execution of this agreement and at any time or from time to time thereafter, each of the parties agrees to cooperate in carrying out the terms of this agreement, including the execution and delivery of such further instruments and documents as may be reasonably requested in order to more effectively carry out the terms and conditions hereof.

   7.0  Notices.
        -------

   All notices required or permitted hereunder shall be in writing and shall be deemed received on the date the notice is delivered personally or on the second business day following the date the notice is mailed postage prepaid, addressed as follows, or at such address as the Debtor or the Noteholders shall notify the other in compliance with these requirements:


   If to Debtor:                  Medi-Ject Corporation
                                  1840 Berkshire Lane
                                  Minneapolis, MN 55441

   If to Noteholders:             The Winton Company
                                  1910 IDS Center
                                  80 South Eight Street
                                  Minneapolis, MN 55402


   8.0  Miscellaneous.
        -------------

   All the terms, covenants, representations, warranties and conditions of this agreement shall be binding upon, and inure to the benefit of and be enforceable by Debtor and Noteholders and their respective heirs, successors and assigns, but this agreement shall not be assignable without written permission of the other party. The section
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   headings are for reference purposes only and shall not in any way affect the meaning or interpretation of this agreement. The agreement shall be governed and construed under the laws of the State of Minnesota.

    IN WITNESS WHEREOF, Debtor and Noteholders have duly executed this agreement as of the date set forth in the first paragraph.

Medi-Ject Corporation


By:  /s/ Franklin Pass
    ------------------------

Its: Chairman

Noteholders:

Kelsey Lake Limited Partnership

By:  /s/ Bradley E. Foss
    ------------------------

Its: Attorney-in-Fact


Kerry Lake Company

By:  /s/ Bradley E. Foss
    ------------------------

Its: Attorney-in-Fact
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                                   EXHIBIT A
                                      TO
                              SECURITY AGREEMENT

Collateral, as used in the Security Agreement dated September 30, 1994 between Medi-Ject Corporation and Kelsey Lake Limited Partnership and Kerry Lake Company, shall consist of the following assets of Debtor, whether now owned, or hereafter acquired:

(i)   all inventory,

(ii)  all equipment,

(iii) all accounts receivable and other rights to the payment of money, and

(iv)  all general intangibles, and

except that Collateral shall not include (i) any asset subject to a contract or agreement that restricts the Debtor's right to transfer an interest therein or subject to a purchase money security interest or (ii) any contract rights arising out of any contract that restricts the Debtor's right to transfer an interest therein.